Exhibit 10.7

The parties making personal guarantees under the Form of Guaranty of Credit, entered into in connection with the Norwich Associates, LC $7.0 million line of credit established on September 17, 2001, did so up to the amount set forth next to his/its name below:

John J. Byrne, Jr. - $924,000.00

John J. Byrne III - $952,000.00

Patrick M. Byrne - $924,000.00

J. Gregory Hale - $700,000.00

Cirque Property LC - $700,000.00

Final 9/12/01

GUARANTY OF CREDIT

(_____)

                FOR VALUE RECEIVED, and for the purpose of enabling NORWICH ASSOCIATES L.C. of Salt Lake City, Utah (hereinafter called “Debtor”), to obtain credit from HAVERFORD UTAH, L.L.C, (hereinafter called “Lender”), the undersigned (also referred to hereafter as “Guarantor”) does hereby guarantee to the Lender, the prompt payment when due or at any time thereafter, of thirteen and _______ percent (___%) of the then unpaid balance of that certain Revolving Promissory Note in favor of Lender executed by Debtor dated September 12, 2001, in the face amount of $7,000,000.00 (the “Indebtedness”).  In no event shall Guarantor’s obligation hereunder exceed the total amount of _____________ Dollars ($_______).

                In the event that said Debtor fails at any time or times to promptly pay any or all of the Indebtedness, the undersigned promises to pay up to _________________ percent (___%) of the then unpaid balance of the Indebtedness, but in no event to exceed the total amount of $_________, as the same becomes due from said Debtor to said Lender, forthwith, upon demand, including attorneys’ fees that may be incurred in enforcing the provisions of this agreement including payment hereunder.

                The undersigned Guarantor hereby waives presentment for payment, protest and notice of dishonor and of non-performance of any note evidencing the Indebtedness.

                This is not a continuing guaranty.  No other indebtedness of debt of the Debtor is guaranteed by this Guaranty.

                Guarantor executes this Guaranty for the purpose of inducing Lender to extend credit to Debtor, and Guarantor hereby agrees that the Indebtedness was agreed to and extended by Lender to Debtor or for its account in reliance upon this Guaranty.

                Guarantor agrees that upon any default of Debtor, Lender may, at its option, proceed directly and at once, and without notice to Guarantor of the occurrence of such default by Debtor, against Guarantor to collect and recover the sum of Guarantor’s portion of the Indebtedness, as guaranteed hereby.  The obligations of Guarantor under this agreement are independent of the obligations of Debtor, and separate action or actions may be brought and prosecuted against Guarantor whether action is brought against Debtor or whether Debtor be joined in any such action oar actions.  Guarantor agrees that the payment of any indebtedness or other act which shall toll any applicable statute of limitations shall similarly operate to toll such statute of limitations applicable to Guarantor’s liability under this Guaranty.  Guarantor agrees to assume the responsibility for being and keeping informed of the financial conditions of Debtor and of all other circumstances bearing upon the risk of nonpayment of the Indebtedness which diligent inquiry would reveal, and that Lender shall have no obligation to advise Guarantor of any information relating to the financial condition of Debtor, and absent a written request for information by Guarantor, no obligation to inform Guarantor regarding the status of the Indebtedness.

                Guarantor agrees that Lender may, from time to time, at Lender’s election, without notice to Guarantor, without Guarantor’s consent, and without affecting Guarantor’s liability under this agreement, (a) renew, extend, accelerate or otherwise change the time for payment of, or otherwise change the terms of the Indebtedness or any part thereof of Debtor, including increasing or decreasing the rate of interest on such indebtedness; (b) take and hold security for the payment of this Guaranty or the indebtedness guaranteed, and exchange, surrender, compromise, release, enforce, waive, release or deal with such security in any manner Lender deems necessary, whether or not this security was provided by Debtor or Guarantor; (c) apply such security and direct the order or manner of sale as Lender in its discretion may determine, and (d) release or substitute any one or more of the endorsers (if any) of Debtor.

                Guarantor waives any right: (a) to require any notice of action or non action on the part of Debtor or lender or of Guarantor; (b) to require any notice of the creation, renewal, extension or accrual of any obligation or obligations of Debtor, present or future; (c) to require notice of default or nonpayment and notice of dishonor to or upon Guarantor, Debtor or any other party liable for any of the obligations of Debtor; (d) to make any defense arising by reason of any disability of Debtor or by reason of the cessation from any cause whatsoever of the liability of Debtor; (e) for subrogation until all the Indebtedness is paid in full to Lender; (f) to participate in any security now or hereafter held by Lender, and (g) to claim any right to cause a marshalling of any or all Debtor’s assets or to cause Lender to proceed against any of the security before proceeding against Guarantor.

                Guarantor agrees to pay a reasonable attorney’s fee and court costs of this Guaranty be placed with an attorney for collection or enforcement or if suit be instituted thereon.  Guarantor further agrees that this Guaranty shall be binding upon the undersigned, the legal representatives, successors and assigns of the undersigned and shall be governed by and constructed in accordance with the laws of the State of Utah.

                Guarantor agrees that all rights and remedies of Lender are cumulative and distinct and may exercised concurrently, independently or successively.  The failure of Lender to promptly exercise any right hereunder shall not operate as a waiver of such right and the waiver of any default shall not constitute a waiver of any subsequent or other default.

                This contract shall inure to the benefit of all transferees, assignees and/or endorsers of said Lender of any part, parts or all of the Indebtedness partially herein guaranteed.

                IN WITNESS WHEREOF, the Guarantor has hereto subscribed his/its name effective that 12th day of September, 2001.

_______________________
_________, Guarantor

In the Presence Of:

_____________________

Witness

_____________________

Witness